Exhibit 10.14

LOAN AGREEMENT

This Loan Agreement (hereinafter the “Agreement”) is entered into and shall become effective as of March 26, 2024 (the “Effective Date”), by and between CleanCore Solutions, Inc., a Nevada corporation (the “Borrower”), and Clayton Adams (the “Lender”). The Borrower and the Lender are referred to individually as a “Party” and, collectively, as the “Parties.”

BACKGROUND

The Borrower has requested the Lender to extend loans to the Borrower under a revolving credit facility to support the Borrower’s working capital needs and for other purposes as described in this Agreement (the “Loans”). The Lender is willing to extend such loans to the Borrower subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Parties hereto, intending to be legally bound, hereby agree as follows:

1. The Loans.

(a) Revolving Credit; Revolving Credit Note. Subject to the terms and conditions of this Agreement and as long as no Event of Default then exists, on the Borrower’s request, during the period commencing upon the effective date of the registration statement on Form S-1 relating to the Company’s initial public offering (the “IPO Pricing Date”) and prior to the earliest to occur of (i) the second (2nd) anniversary of the IPO Pricing Date, (ii) the date the Lender terminates the Revolving Credit pursuant to Section 6(b)(i), and (iii) the date on which repayment of the Revolving Credit, or any portion thereof, becomes immediately due and payable pursuant to Section 6(b)(ii) (the “Revolving Credit Termination Date”), the Lender shall lend to the Borrower under a revolving credit facility (the “Revolving Credit”) a principal sum not to exceed Five Hundred Thousand Dollars ($500,000) (the “Revolving Credit Limit”). For the purposes of this Agreement, “Advance” means each principal amount of the Revolving Credit delivered to the Borrower in connection with a Notice of Borrowing (as defined below), and each other amount charged to the principal of the Revolving Credit. The maximum principal amount of any single Advance shall not exceed the Revolving Credit Limit and the maximum principal amount of all Advances outstanding at any time under the Revolving Credit shall not exceed the Revolving Credit Limit. Within the limits above, and subject to terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the principal amount of the Revolving Credit. The Borrower’s obligation to pay the principal of, and interest on, Advances made to the Borrower and the Revolving Credit shall be evidenced by promissory note in the form of Exhibit A (the “Revolving Credit Note”). For the purposes of this Agreement, “Note” means a promissory note executed by the Borrower and delivered to the Lender pursuant to the terms of this Agreement.

(b) Conditions To Loans and Advances. The Lender’s obligation to make any Loan or Advance under this Agreement is subject to the following conditions precedent: (i) that as of the date of such Loan or Advance, no Event of Default shall have occurred and be continuing; (ii) that the representations set forth in Section 3 and in any other related note, document or instrument delivered by the Borrower to the Lender in connection with the Obligations (as defined below), the Loans, the Note, or any other indebtedness payable to the Lender in connection with the transactions contemplated by this Agreement (as the same may be amended, modified, supplemented, extended or restated from time to time, together, the “Loan Documents”) shall be true and complete on and as of the date of such Loan or Advance; and (iii) that on and as of the date of such Loan or Advance, the Borrower shall have complied with all covenants and agreements set forth in Sections 4, 5 and 6 and in the other Loan Documents. The Borrower’s acceptance of each Loan or Advance under this Agreement shall constitute a confirmation by the Borrower, as of the date of such Loan or Advance (A) of the accuracy and completeness of the representations set forth in Section 3 and in the other Loan Documents, (B) of the Borrower’s satisfaction of the covenants and agreements set forth in Sections 4, 5 and 6 and in the other Loan Documents, and (C) of the absence of any Event of Default. For the purposes of this Agreement, “Obligation” means a liability, obligation, covenant or duty owed or owing by the Borrower to the Lender, of any kind or nature, present or future, whether or not evidenced by any note, guaranty, supporting obligation or other agreement, document or instrument, whether arising under this Agreement, any other Loan Document or under any other agreement, document, instrument delivered to the Lender by the Borrower, or by operation of law, whether or not for the payment of money, whether arising in connection with an extension of credit to the Borrower or the Borrower’s opening, guaranteeing or confirming of a letter of credit, loan, guaranty, indemnification or other financial accommodation, whether direct or indirect (including those acquired by purchase or assignment), absolute or contingent, due or to become due, now or hereafter arising and howsoever acquired including, without limitation, each Loan, Advance, and other indebtedness payable to the Lender, all interest payable to the Lender with respect to each Loan, Advance and other indebtedness payable to the Lender, and each charge, cost, expense, fee, and other sum chargeable to the Borrower, under this Agreement, under any other Loan Document or any other agreement, document or instrument delivered by the Borrower to the Lender. The Obligations shall specifically include, but not be limited to, (i) the Borrower’s obligations to finally and indefeasibly pay to the Lender in cash the full principal amounts of all Loans, Notes and other indebtedness of the Borrower to the Lender when due, whether upon termination, maturity, demand or acceleration under the terms of the Loan Documents, all interest due and payable thereon, and all fees, costs and expenses payable in connection therewith, and (ii) the Borrower’s obligations to perform in full all agreements, covenants and duties of the Borrower under the Loan Documents in the manner and at such times as provided by the terms of each such Loan Document.

(c) Manner of Revolving Credit Borrowing; Notice of Borrowing. The Borrower shall request each Advance by delivering a Notice of Borrowing in the form of Exhibit B (a “Notice of Borrowing”) to the Lender (i) by facsimile or (ii) by electronic transmission including, without limitation, e-mail. The Borrower must verify the Lender’s receipt of each Notice of Borrowing by telephone confirmation, or upon the Borrower’s request by the Borrower’s receipt of confirming e-mail from the Lender. Subject to the terms and conditions of this Agreement, the Lender shall deliver the amount of the Advance requested in the Notice of Borrowing for credit to any account of the Borrower (other than a payroll account) at a bank in the United States of America as the Borrower may specify by wire transfer of immediately available funds on the fifth (5th) Banking Day following receipt by the Lender of the Notice of Borrowing. For the purposes of this Agreement, “Banking Day” means a day on which commercial banks are not authorized or required to close in New York State. The Lender shall charge to the Revolving Credit Lender’s usual and customary fees for the wire transfer of each Advance.

(d) Repayment of Revolving Credit Termination Date; Termination of Advances. On the Revolving Credit Termination Date, the Borrower shall pay to the Lender in cash the entire outstanding principal balance of the Revolving Credit, plus all accrued and unpaid interest thereon and all fees, costs, expenses and other amounts payable to the Lender under this Agreement and the other Loan Documents in connection therewith. The Lender shall not be obligated to make or continue to extend any Advance to the Borrower under the Revolving Credit after the Revolving Credit Termination Date. Notwithstanding the foregoing, the Lender and the Borrower may mutually agree in writing to extend the Revolving Credit Termination Date.

2. Interest; Prepayment.

(a) The Borrower shall pay interest on the principal amount of the Revolving Credit to the Lender until all Obligations with respect to the Revolving Credit have been finally and indefeasibly paid in cash to the Lender and performed in full. Interest shall accrue on the unpaid principal amount of the Revolving Credit, and the Borrower shall pay interest to the Lender on the Revolving Credit Termination Date. The interest rate on the Revolving Credit shall equal eight percent (8%) per annum if no Event of Default has occurred and is continuing, or thirteen percent (13%) (the “Default Rate”) per annum if an Event of Default has occurred and is continuing.

(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, in no event shall any interest paid to the Lender on the Loans exceed an amount that would cause the interest rate on the Loans to exceed the maximum rate permitted by applicable law. Any amount of interest paid to the Lender that is finally and irrevocably determined by a court of competent jurisdiction to exceed the maximum interest payable on the Loans under applicable law shall be returned by the Lender to the Borrower promptly thereafter.

(c) The Borrower shall have the right at any time to prepay the Revolving Credit in full without penalty or premium.

3. Representations and Warranties of Borrower. Borrower represents and warrants to Lender as follows:

(a) Organization, Qualification and Structure. The Borrower is a corporation duly organized and existing under the laws of the State of Nevada. The Borrower is qualified to do business in every jurisdiction where the nature of its business requires it to be so qualified, the failure of which qualification would result in a Material Adverse Change. For the purposes of this Agreement, “Material Adverse Change” means, in the Lender’s discretion, any: (i) Material (as defined below) adverse change in the business, assets, operations, profits or condition (financial or otherwise) of the Borrower; (ii) Material adverse change in the ability of the Borrower to pay or perform the Obligations in accordance with their terms; (iii) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could have a material adverse effect on the validity or enforceability of this Agreement or any of the Loan Documents; (vi) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could have a material adverse effect on the Lender’s practical realization of the benefits, rights and remedies inuring to the Lender under this Agreement or under any other Loan Document; or (vii) the occurrence of any event, development, circumstance or condition, or series of events, developments, circumstances or conditions, that could materially increase the Lender’s risks, or materially impair the Borrower’s ability to perform under this Agreement or under any of the other Loan Documents. The Borrower has no subsidiaries.

(b) Legally Enforceable Agreement. The execution, delivery and performance of this Agreement, each of the other Loan Documents and each of the other agreements, instruments and documents to be delivered by the Borrower in connection with this Agreement or any other Loan Document (i) are within the Borrower’s organizational power, (ii) have been duly authorized by all necessary or proper actions of or pertaining to the Borrower, (iii) are not in contravention of (A) any agreement or indenture to which the Borrower is a party or by which the Borrower is bound, or (B) the Charter Documents (as defined below), or (C) any provision of law material to the Borrower’s business, and (iv) do not require the consent or approval of any governmental body of any State of the United States or a foreign county, a subdivision, agency, department, county, parish, municipality or other unit of such government, or an entity exercising executive, legislative, judicial, taxing, law enforcement, regulatory or administrative powers or functions of or pertaining to such government (each individually a “Governmental Unit”) or any other Person (as defined below) that has not been obtained, and each such consent or approval obtained by the Borrower has been furnished to the Lender prior to the Effective Date. For the purposes of this Agreement, “Charter Documents” means the Borrower’s articles of incorporation and bylaws in effect on the Effective Date, and as the same may be amended, restated or otherwise modified after the date hereof. For the purposes of this Agreement, “Person” means an individual, partnership, limited liability company, limited liability partnership, corporation, joint venture, joint stock company, land trust, business trust, unincorporated organization, or Governmental Unit.

(c) Financial Statements. The financial statements of the Borrower that have been delivered to the Lender fairly present the Borrower’s financial condition and results of operations as of the dates and for the periods covered, contain no Material misstatements, and there has been no Material Adverse Change since such dates. The Borrower has no contingent liabilities, liabilities for taxes, unusual forward or long-term commitments, or unrealized or unanticipated losses or expenses from any unfavorable commitments that have not been disclosed in such financial statements or the notes thereto. For the purposes of this Agreement, “Material” or “Materiality” means a level of significance that (i) if capable of reduction to a monetary amount, would be reasonably expected to exceed One Hundred Thousand and 00/100 Dollars ($100,000.00) individually, or Five Hundred Thousand and 00/100 Dollars ($500,000.00) when aggregated with all other similar matters, and (ii) if not capable of reduction to a monetary amount, would have affected any decision of a reasonable Person in the Lender’s position regarding whether to enter into this Agreement, to consummate the transactions contemplated by this Agreement, or to continue to make Advances to, or to continue to extend the Loans, in whole or in part, to the Borrower.

(d) Solvent Financial Condition. The Borrower is able to pay all of its indebtedness as such indebtedness matures (“Solvent”).

(e) Tax Returns. The Borrower has filed all Federal, state and local tax returns required to be filed, or has received an extension for such filing from the appropriate taxing authority, and has paid all taxes shown thereon to be due including interest and penalties or has provided adequate reserves therefor. No assessments have been made against the Borrower by any taxing authority nor has any penalty or deficiency been made by any such authority. No Federal, state or local income tax return of the Borrower is presently being examined by the Internal Revenue Service or any applicable state or local taxing authority, and the results of any prior examination by the Internal Revenue Service or any state or local taxing authority is not being contested by the Borrower.

(f) Litigation. No action or proceeding at law, in equity or otherwise is pending, or to the knowledge of the Borrower is threatened, by or before any Governmental Unit, or before any arbitrator or panel of arbitrators, against the Borrower or by the Borrower as plaintiff, as counter-claimant or otherwise, pursuant to which the Borrower has asserted claims for damages.

(g) Compliance With Laws. The Borrower is in Material compliance with all Governmental rules and regulations applicable to its ownership or use of its property and the operation and conduct of its business.

(h) No Other Violations. The Borrower is not in violation of any term or provision of the Charter Documents, and no event or condition or series of events or conditions has or have occurred or is or are continuing which constitutes or results in (or would constitute or result in, with the giving of notice, lapse of time or other condition) a breach of, or a default under, the Charter Documents or any agreement, undertaking or instrument to which the Borrower is a party.

(i) Full Disclosure. No information contained in any Loan Document or any written statement furnished by or on behalf of the Borrower under any Loan Document, or to induce the Lender to execute the Loan Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4. Financial Information to be Delivered to Lender. The Borrower covenants and agrees that at all times prior to the final and indefeasible payment to the Lender in cash and performance of the Obligations in full, the Borrower shall deliver to the Lender, or shall cause to be delivered to the Lender, the following.

(a) Annual Financial Statements. Within one-hundred twenty (120) calendar days of the end of each Fiscal Year (as defined below), the Borrower shall deliver to the Lender a copy of annual financial statements of the Borrower prepared by management in accordance with generally accepted accounting principles consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Borrower, except for changes mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing (“GAAP”), consisting of a balance sheet, statements of operations and statements of cash flow, acceptable to the Lender in its reasonable discretion, together with a satisfactorily completed and executed compliance certificate in the form reasonably acceptable to the Lender (a “Compliance Certificate”) prepared as of and for the end of such Fiscal Year. For the purposes of this Agreement, if the Borrower’s independent certified public accountant has prepared footnotes to accompany any such financial statements, the Borrower shall deliver such footnotes to the Lender contemporaneously with the Borrower’s delivery of the associated financial statements to the Lender. The financial statements delivered to the Lender shall fairly present the Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements. For the purposes of this Agreement, “Fiscal Year” means a year of 365 or 366 days, as the case may be, ending on the last day of June in any calendar year. Notwithstanding the foregoing, the Parties agree and acknowledge that the filing of an Annual Report on Form 10-K with the Securities and Exchange Commission shall constitute delivery of the financial statements and Compliance Certificate required pursuant to this Section 4(a).

(b) Monthly Financial Statements. Upon the Lender’s request, within fifteen (15) calendar days of the end of each month, the Borrower shall deliver to the Lender monthly financial statements consisting of balance sheets, statements of operations and statements of cash flow, prepared by management of the Borrower as of and for the end of such month in accordance with GAAP (except for the absence of footnotes), together with a satisfactorily completed and executed Compliance Certificate prepared as of and for the end of such calendar month. The financial statements delivered to the Lender shall fairly present the Borrower’s financial condition and results of operations as of the dates and for the periods covered, and shall not contain any Material misstatements.

(c) Projections. Upon the Lender’s request, no later than thirty (30) calendar days after to the end of each Fiscal Year, the Borrower shall deliver to the Lender monthly financial projections for the next Fiscal Year, in form satisfactory to the Lender.

(d) Other Information. The Borrower shall deliver to the Lender such other information relating to the financial condition of the Borrower as the Lender may from time to time reasonably request.

5. Use of Loan Proceeds. All proceeds of each Advance shall be used by the Borrower to fund any closing expenses relating to the closing of the Borrower’s initial public offering or for working capital and general corporate purposes, and for no other purpose unless agreed to in writing by the Lender.

6. Events of Default; Remedies of Lender.

(a) Events of Default. The happening of any of the following events, occurrences or conditions, or series of events, occurrences or conditions, shall be an “Event of Default” under this Agreement:

(i) the Borrower shall fail pay the amount of any Obligation (whether principal, interest, costs, charges, expenses, or otherwise) in full when due pursuant to the terms of this Agreement or any other Loan Document;

(ii) any representation contained in Section 3 of this Agreement shall have been inaccurate when made by the Borrower or shall have been otherwise breached, or any representation or certification contained in any certificate, document or instrument delivered to the Lender pursuant to Section 4 of this Agreement shall have been inaccurate when made by the Borrower or shall have been otherwise breached in any Material respect;

(iii) other than with respect to the provisions, terms, covenants and conditions contained in Sections 4 or 5 of this Agreement, if the Borrower shall fail to comply with any provision, term, covenant, or condition contained in this Agreement, and such failure continues for a period in excess of ten (10) Banking Days after the date that the Borrower failed to comply with such provision, term, covenant or condition, respectively; or

(iv) the Borrower shall cease to be Solvent, make an assignment for the benefit of its creditors, call a meeting of its creditors to obtain any general financial accommodation, suspend business, or commence any case under any provision of any bankruptcy law, including provisions for reorganizations; or

(v) if any case under any provision of any bankruptcy law, including provisions for reorganizations, shall be commenced against the Borrower and such case remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days from the date of commencement, or if a receiver, trustee or equivalent officer shall be appointed for all or any of the Borrower’s property which results in the entry of an order for relief or such adjudication or appointment;

(vi) if any federal or state tax lien is filed or recorded against the Borrower and is not bonded or discharged within thirty (30) calendar days of the date of filing or recording;

(vii) if a Material judgment shall be entered against the Borrower in any action or proceeding and shall not be stayed, vacated, bonded, paid or discharged within thirty (30) calendar days of entry, except a judgment where the claim is fully covered by insurance and the insurer has accepted full liability therefor in writing and such writing has been delivered to the Lender; or

(viii) the occurrence of any Material Adverse Change.

(b) Rights and Remedies with Respect to Loans and Advances.

(i) Termination of Lending Obligations. Upon the occurrence of an Event of Default, the Lender may, after consideration by the Lender of only its own interests, without regard to the effect of such determination or election on the Borrower, including but not limited to the Borrower’s interests, business or its operations, act in the Lender’s sole discretion to: (A) terminate any or all Loans and correspondingly terminate its obligations to otherwise lend to or extend credit to the Borrower under this Agreement, the Note and/or any other Loan Document, without prior notice to the Borrower, (B) increase the amount of interest payable on any Loan to the applicable Default Rate, (C) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), and/or (D) take all other and further actions and avail itself of any and all rights and remedies available to the Lender under this Agreement, any other Loan Document, under law or in equity.

(ii) Obligations Immediately Due. Notwithstanding the provisions of Section 6(b)(i), upon the occurrence of any Event of Default described in Section 6(a)(vi) or Section 6(a)(vii), without notice, demand or other action by the Lender (A) all of the Borrower’s Obligations to the Lender shall immediately become due and payable whether or not payable on demand prior to such Event of Default, (B) all interest payable on the Obligations shall increase to the applicable Default Rate and (C) the Lender may take all other and further actions and avail itself of any and all rights and remedies available to the Lender under this Agreement, any other Loan Document, under law or in equity.

(c) Suits for Enforcement. In case any Event of Default shall have occurred and be continuing, the Lender may proceed to protect and enforce the rights of the Lender either by suit in equity or by action at law, or both, whether for the specific performance of any covenant or agreement in this Agreement or the Note or in aid of the exercise of any power granted in this Agreement and the Note, or the Lender may proceed to enforce the payment of the Note or to enforce any other legal or equitable right of the Lender.

(d) Remedies Not Waived. No course of dealing between the Borrower and the Lender and no delay in exercising any rights hereunder shall operate as a waiver of any rights of the Lender.

7. General Provisions.

(a) Rights and Remedies Cumulative. The Lender’s rights and remedies under this Agreement (specifically including all rights and remedies of the Lender under Section 6) shall be cumulative and not alternative or exclusive, irrespective of any other rights or remedies that may be available to the Lender under any other Loan Document, by operation of law or otherwise, and may be exercised by the Lender at such time or times and in such order as the Lender, in the Lender’s sole discretion, may determine, and are for the sole benefit of the Lender. The Lender’s failure to exercise or delay in exercising any right or remedy shall not (i) preclude the Lender from exercising such right or remedy thereafter, (ii) preclude the Lender from exercising any other right or remedy of the Lender, or (iii) result in liability to the Lender or Lender’s affiliates or their respective members, managers, shareholders, directors, officers, partners, employees, consultants or agents.

(b) Successors and Assigns. This Agreement is entered into for the benefit of the Parties hereto and their successors and assigns and shall be binding upon the Parties, their successors and assigns.

(c) Notice. Wherever this Agreement provides for notice to any Party (except as expressly provided to the contrary), it shall be given by messenger, facsimile, e-mail, certified U.S. mail with return receipt requested, or nationally recognized overnight courier with receipt requested, effective when either received or receipt rejected by the Party to whom addressed, and shall be addressed as provided to the Parties in their respective signature block below, or to such other address as the Party affected may hereafter designate.

(d) Strict Performance. The failure by the Lender at any time to require the Borrower’s strict compliance with or performance of any provision of this Agreement shall not waive, affect, impair or diminish any right of the Lender thereafter to demand the Borrower’s strict compliance with and performance of such provision. Any suspension or waiver by the Lender of any Event of Default shall not suspend, waive or affect any other Event of Default, whether the same is prior or subsequent to such suspension or waiver and whether of the same or a different type.

(e) Waiver. The Borrower waives presentment, protest, notice of dishonor and notice of protest with respect to any document or instrument on or for which it may be liable to the Lender as maker, endorser, guarantor or otherwise (including but not limited to this Agreement and the Note).

(f) Expenses. Each Party shall bear their own respective expenses in connection with entering into this Agreement and the transactions contemplated hereby.

(g) Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Agreement or any other Loan Document shall be brought only in the state and Federal courts located in State of Nevada. The parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, ACTION, SUIT OR PROCEEDING, DIRECTLY OR INDIRECTLY, AT ANY TIME ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY, BEFORE OR AFTER MATURITY.

(h) Entire Agreement; Amendments. This Agreement (including the Exhibits) constitutes the entire agreement between the Lender and the Borrower with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions between the Lender and the Borrower, whether express or implied, oral or written, with respect to the subject matter hereof. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be executed by the Borrower and the Lender, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(i) Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

(j) Severability of Provisions. Any provision of this Agreement or any of the other Loan Documents that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or the other Loan Documents or affecting the validity or enforceability of such provision in any other jurisdiction.

(k) Headings. The headings preceding the text of this Agreement are inserted solely for convenience of reference and shall not constitute a part of this Agreement or affect its meaning, construction or effect.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date and year first written above.

Borrower:

CleanCore Solutions, Inc.

By:	/s/ Douglas T. Moore
Name:	Douglas T. Moore
Title:	Chief Executive Officer

Address:	5920 South 118th Circle, Suite 2
Omaha, NE 68137
	Attn:	CEO
	Email:	dmoore@cleancoresol.com

Lender:

/s/ Clayton Adams
Clayton Adams

Address:	1904 S. 183rd Circle
Omaha, NE 68130
	Email:	claytonadams13@gmail.com

EXHIBIT A

FORM OF REVOLVING CREDIT NOTE

(See Attached)

EXHIBIT B

NOTICE OF BORROWING

Clayton Adams

1904 S. 183rd Circle

Omaha, NE 68130

Re: Request for Advance

The undersigned requests the following Advance of the Revolving Credit pursuant to Section 1(a) of the Loan Agreement, dated as of March 26, 2024, between you and the undersigned, as the same may be amended, supplemented or otherwise modified (“Loan Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

Amount of Advance: $____________

Please wire the requested Advance to in accordance with the following wire instructions:

[Insert Wire Instructions]

Please call the undersigned to confirm receipt.

CleanCore Solutions, Inc.

By:
Name:
Title: